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Zebra Technologies Corporation
August 11, 1997
Page 1


                                    August 11, 1997



Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois   60061


Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

    We have acted as counsel for Zebra Technologies Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 2,364,795 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock").

    In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the proposed Underwriting Agreement among the Company, the Selling Stockholders and William Blair & Company, The Robinson-Humphrey Company Inc. and Montgomery Securities (the "Underwriting Agreement"), (c) the Certificate of Incorporation of the Company, as amended,
(d) the By-laws of the Company, as amended, and (e) resolutions adopted by the Board of Directors of the Company.

    In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

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Zebra Technologies Corporation
August 11, 1997
Page 2


    Based upon and subject to the foregoing, it is our opinion that:

         (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

         (2) The 2,364,795 shares of Class A Common Stock covered by the Registration Statement, when sold by the Selling Stockholders in accordance with the provisions of the Underwriting Agreement, will be legally issued, fully paid and non-assessable shares of Class A Common Stock.

    We hereby consent to the reference to our name in the Registration
Statement under the caption "Legal Matters" and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

                             Very truly yours,


                             /s/ Katten Muchin & Zavis
                             KATTEN MUCHIN & ZAVIS